UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2011 (March 29, 2011)

UNION DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51630	16-1537048
(Commission File Number)	(I.R.S. Employer Identification No.)

4055 International Plaza, Suite 610, Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(817) 735-8793

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e). On March 29, 2011, the board of directors (the “Board”) of Union Drilling, Inc. (the “Company”) unanimously approved the form of Termination Protection Agreement (the “Agreement”) to be entered into between the Company and such senior executive officer of the Company as may be designated by the Board. The Agreement, among other things, provides:

•

for the cash lump sum payment of separation pay in the specified amount depending upon the executive’s officer position and years of service in the event of executive’s separation of service (i) without “Cause” (as defined in the Agreement) within three (3) months prior to a “Change in Control” (as defined in the Agreement) of the Company, or (ii) without Cause or for “Good Reason” (as defined in the Agreement) within twelve (12) months following, a Change in Control of the Company;

•	the immediate acceleration of vesting of all outstanding equity awards held by executive and, in the case of stock options, a 365 day exercise period following the separation of service date;

•	to the extent legally permitted, the reimbursement of health insurance premiums for up to 18 months in the event executive elects COBRA coverage; and

•	in consideration of the separation payments, executive will enter into the Form of Release as set forth in Exhibit 1 to the Agreement.

The summary above does not purport to be complete and is qualified in its entirety by reference to the actual text of the Agreement filed as Exhibit 10.1 to this Current Report (being incorporated herein by reference).

Subsequent to its approval of the Agreement, the Board determined that the Company should enter into, as of March 30, 2011, such an Agreement with each of Mr. Christopher D. Strong, the Company’s President and Chief Executive Officer, Mr. David S. Goldberg, the Company’s Senior Vice President, General Counsel and Corporate Secretary, and Ms. Tina L. Castillo, the Company’s Senior Vice President, Chief Financial Officer and Treasurer.

On March 29, 2011, the Board also unanimously approved that the form of change of control provision for use in the Company’s officer stock option and officer restricted stock unit award agreements should be revised to add to the “Good Reason” definition a material change (60 miles or more) in the geographic location at which the officer must perform his/her services. Consequently, each outstanding equity award agreement between the Company and its corporate officers was amended by the Board to delete (i) the existing Section III.4.(v) of each stock option agreement and replace it with the complete text of the provision as set forth in Exhibit 10.2 (being incorporated herein by reference); and (ii) the existing Section 2.(g) of each restricted stock unit agreement and replace it with the complete text of the provision as set forth in Exhibit 10.3 (being incorporated herein by reference). Furthermore, the Board approved that the text as set forth in each of Exhibit 10.2 and 10.3 shall be the approved text for each change of control provision for any future equity award agreements between the Company and its corporate officers. As the Company has previously publicly filed its stockholder-approved form of stock option agreement and restricted stock unit agreement, only the respective language relating to the above-mentioned change of control provisions is being filed herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Form of Termination Protection Agreement between Union Drilling, Inc. and certain designated senior executive officers.

10.2*	Form of Change of Control provision for inclusion in the Company’s officer stock option award agreements.

10.3*	Form of Change of Control provision for inclusion in the Company’s officer restricted stock unit award agreements.

*	Compensatory plan or arrangement for management or others.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION DRILLING, INC.

Date: March 31, 2011	By:	/s/ Christopher D. Strong
Christopher D. Strong, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Termination Protection Agreement between Union Drilling, Inc. and certain designated senior executive officers.

10.2*	Form of Change of Control provision for inclusion in the Company’s officer stock option award agreements.

10.3*	Form of Change of Control provision for inclusion in the Company’s officer restricted stock unit award agreements.

*	Compensatory plan or arrangement for management or others.